UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code    (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8    Other Events

Item 8.01	Other Events.

On April 6, 2017, The GEO Group, Inc. (“GEO”) announced the closing of its acquisition of Community Education Centers (“CEC”), a private provider of rehabilitative services in reentry and in-prison treatment facilities as well as management services for county, state and federal correctional and detention facilities. GEO acquired CEC for $360 million in an all cash transaction, excluding transaction related expenses. GEO plans to integrate CEC into GEO’s existing business units of GEO Corrections & Detention and GEO Care.

A copy of the press release announcing the closing of the transaction is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.

Section 9    Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

99.1	Press Release, dated April 6, 2017, announcing the closing of GEO’s acquisition of Community Education Centers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

April 11, 2017	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 6, 2017, announcing the closing of GEO’s acquisition of Community Education Centers.